                      SIXTH AMENDMENT TO CREDIT AGREEMENT
                           DATED AS OF APRIL 19,1996


        This SIXTH AMENDMENT TO CREDIT AGREEMENT dated as of April 19, 1996 (this "Amendment") to the Credic Agreement dated as of April 6, 1995, as amended by that certain First Amendment and Waiver dated as of August 9, 1995 that certain Second Amendment dated as of September 7, 1995 that certain Third Amendment and Limited Waiver dated as of September 29, 1995 that certain Fourth Amendment and Limited Waiver to Credit Agreement and First Amendment to Security Documents dated as of October 13, 1995 and that certain Fifth Amendment dated as of April 6, 1995 (as so amended, the "Credit Agreement"), is by and among CORAM HEALTHCARE CORPORATION, a Delaware corporation ("Coram"), CORAM, INC., a Delaware corporation (the "Borrower") and a wholly owned subsidiary of Coram, EACH SUBSIDIARY GUARANTOR (as defined in the Credit Agreement) listed on
Exhibit A hereto, THE FINANCIAL INSTITUTIONS PARTY HERETO (the "Lenders") and CHEMICAL BANK, as agent for the Lenders (in such capacity the "Administrative Agent"), as collateral agent for the Lenders (in such capacity, the "Collateral Agent") and as fronting bank (in such capacity, the "Fronting Bank"). Capitalized terms used herein without definitions shall have the respective meanings assigned in the Credit Agreement.

                                    RECITALS
                                    --------
        WHEREAS, Coram and Borrower have requested Lenders to, among other things, amend the covenant regarding aggregate Net Revenues, and

        WHEREAS, subject to the terms and conditions contained herein, Required Lenders have agreed to amend the Credit Agreement as provided herein.

        NOW, THEREFORE, in consideration of the premises and the mutual ageeements, provisions and covenants herein contained, the Borrower, Coram, the Subsidiary Guarantors and the Lenders hereby agree, on the terms and subject to the conditions set forth herein, as follows:

        SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

        1.1     AMENDMENTS TO ARTICLE VI; NEGATIVE COVENANTS.

        Section 6.12 of the Credit Agreement is hereby amended by deleting the Minimum Net Revenues amounts set forth in the chart contained in such Section for the periods set forth below and substituting the following therefor:


        "Period                                   Amount
        -------                                   ------
        January 1, 1996 - February 28, 1996    $87,300,000
        February 1, 1996 - March 31, 1996       83,300,000
        March 1,1996 - April 30, 1996           82,000,000
        April 1, 1996 - May 31,1996             82,615,000
        May 1, 1996 - June 30,1996              83,172,000
        June 1, 1996 - July 31, 1996            83,243,000
        July 1, 1996 - August 31, 1996          83,803,000
        August 1, 1996 - September 30, 1996     83,960,000
        September 1, 1996 - October 31,1996     82,837,000
        October 1, 1996 - November 30,1996      82,144,000
        November 30, 1996 - December 31, 1996   82,144,000
        December 1, 1996 - January 31, 1997     82,144,000
        January 1, 1997 - February 28,1997      82,144,000

        SECTION 2. CONDITIONS TO EFFECTIVENESS

        Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions (the date of satisfaction of such conditions being referred to herein as the "Amendment Effective Date"):

        A. AMENDMENT DOCUMENTS. The Administrative Agent shall have received a counterpart of this Amendment, duly executed and delivered by an authorized officer of Coram, the Borrower, each Subsidiary Guarantor, and Requisite Lenders.

        B. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in the Credit Agreement, as amended by this Amendment (as so amended, the "Amended Agreement") shall be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

                SECTION 3. REPRESENTATIONS AND WARRANTIES

                Each of Coram, the Borrower and each of the Subsidiary Guarantors represents and warrants to each of the lenders that:

                A. The execution, delivery and performance of this Amendment by each of the Loan Parties (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Coram, the Borrower or any other Loan Party, (B) any order of any Governmental Authority or (C) any provisions of any indenture, agreement or other instrument to which any Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets of any Loan Party.

                B. Each Loan Party has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, this Amendment and, with respect to Coram and the Borrower, the Amended Agreement. This Amendment Document has been duly executed and delivered by each Loan Party and this Amendment and the Amended Agreement constitutes a legal, valid and binding obligation of each Loan Party party thereto enforceable against each such Loan Party in accordance with its terms.


                SECTION 4. APPLICABLE LAW

                THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                SECTION 5. NO NOVATION

                Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any party under the Credit Agreement, or any amendment thereto, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, or any amendment thereto, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

                Each Loan Party acknowledges and agrees that (i) each of the Guarantee Agreements and Security Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution and effectiveness of this Amendment and (ii) all Obligations outstanding under the Amended Agreement on the date hereof are owing without defense, offset or counterclaim of any kind.


                SECTION 6. RELEASE

                Although Coram, the Borrower and the Subsidiary Guarantors do not believe that they have any claims against Administrative Agent, Collateral Agent, the Fronting Bank, or any of the Lenders, each is willing to provide such parties with a general and total release of all such claims in consideration of the extensions and other benefits which the Loan Parties will receive pursuant to this Amendment. Accordingly, each Loan Party, for itself, each of its Subsidiaries and any successor of such Loan Party or such Subsidiary, hereby knowingly, voluntarily, intentionally and irrevocably releases and discharges Administrative Agent, Collateral Agent, the Fronting Bank, each Lender (including each Overline Lender) and each of their respective officers, directors, agents, affiliates and counsel (each a "Releasee") from any and all actions, causes of action, suits, sums of money, controversies, variances, trespasses, damages, judgments, extents, executions, losses, liabilities, costs, expenses, debts, dues, demands, obligations or other claims of any kind whatsoever, in law, admiralty or equity, which such Loan Party or any of its Subsidiaries ever had, now have or hereafter can, shall or may have against any Releasee for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Amendment Effective Date; provided however, that nothing contained in this release shall be construed to waive or alter any right of the Loan Parties to claims that may arise hereafter under sections
542, 543, 544, 545, 547, 548 and 551 of the Federal Bankruptcy Code.


                SECTION 7. COUNTERPARTS; EFFECTIVENESS

                This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment. This Amendment (other than the provisions of Section 1 which shall become effective as provided in Section 2 hereof) shall become effective upon execution of a counterpart hereof by the Borrower, Coram, each Subsidiary Guarantor, each Lender and authorization of delivery of such counterparts.


                SECTION 8. MISCELLANEOUS

                A. The Borrower acknowledges that all costs, fees and expenses as described in subsection 9.05 of the Credit Agreement, or otherwise provided for under the Loan Documents, incurred with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

                B. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                 [Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



                                    CORAM HEALTHCARE CORPORATION

                                    By:  /s/ Richard M. Smith
                                        ---------------------------
                                        Name:   RICHARD M. SMITH
                                        Title: CHIEF FINANCIAL OFFICER


                                    CORAM, INC.

                                    By:  /s/ Richard M. Smith
                                        ---------------------------
                                        Name:   RICHARD M. SMITH
                                        Title: CHIEF FINANCIAL OFFICER


                                    EACH SUBSIDIARY GUARANTOR LISTED
                                    ON EXHIBIT A

                                    By:  /s/ Richard M. Smith
                                        ---------------------------
                                        Name:   RICHARD M. SMITH
                                        Title: CHIEF FINANCIAL OFFICER


                                    CHEMICAL BANK, individually and as
                                    Administrative Agent, Collateral Agent and
                                    Fronting Bank


                                    By:  /s/ Lenard Werner
                                        ---------------------------
                                        Name:   LENARD WERNER
                                        Title: VICE PRESIDENT

                                    BANK OF IRELAND GRAND CAYMAN

                                    By:  /s/ John Cusack
                                        ---------------------------
                                        Name:   John Cusack
                                        Title:  Assistant Vice President


                                    THE BANK OF NOVA SCOTIA

                                    By:  /s/ D. N. Gillespie
                                        ---------------------------
                                        Name:   D. N. Gillespie
                                        Title:  Assistant General Manager


                                    BANK POLSKA KASA OPIEKI, S.A

                                    By:
                                        ---------------------------
                                        Name:
                                        Title:


                                    BHF - BANK AKTIENGESELLSCHAFT
                                    (F/K/A Berliner Handels-Und
                                    Frankfurter Bank Grand Cayman Branch)

                                    By:  /s/ Evon Contos        Robert Suehnholy
                                        ---------------------------------------
                                        Name:   Evon Contos     Robert Suehnholy
                                        Title:  Vice President  Senior Vice
                                                                President


                                    CERBERUS PARTNERS, L.P.


                                    By:  /s/ Joyce Johnson
                                        ---------------------------
                                        Name:   Joyce C. Johnson
                                        Title:  Managing Director
                                                Cerberus Partners, L.P.

                                    CHL HIGH YIELD LOAN PORTFOLIO
                                    (a Unit of Chemical Bank),

                                    By:  /s/ James Ferguson
                                        ---------------------------
                                        Name:   James P. Ferguson
                                        Title: Managing Director


                                    CREDIT LYONNAIS CAYMAN ISLAND
                                    BRANCH

                                    By:  /s/ Alan Sidrane
                                        ---------------------------
                                        Name:   Alan Sidrane
                                        Title: Authorized Signature


                                    THE FIRST NATIONAL BANK OF BOSTON

                                    By:  /s/ T Farley, Jr.
                                        ---------------------------
                                        Name:   Thomas F. Farley, Jr.
                                        Title:     Director


                                    THE FIRST NATIONAL BANK OF CHICAGO

                                    By:
                                        ------------------------------
                                        Name:
                                        Title:


                                    FIRST UNION NATIONAL BANK OF NORTH
                                    CAROLINA


                                    By:  /s/ Ann M. Dodd
                                        ---------------------------
                                        Name:   Ann M. Dodd

                                        Title:  Senior Vice President

                                    THE MITSUBISHI BANK, LIMITED
                                    CHICAGO BRANCH

                                    By: /s/ Nobory Koboyashi
                                        ---------------------------
                                        Name: Nobory Koboyashi
                                        Title: Joint General Manager


                                    NBD BANK

                                    By:
                                        ---------------------------
                                        Name:
                                        Title:


                                    NATIONSBANK OF TEXAS, N.A.

                                    By:  /s/ Charles A. Kerr
                                        ---------------------------
                                        Name:   Charles A. Kerr
                                        Title:  Senior Vice President


                                    NOMURA HOLDING AMERICA, INC.

                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                    PEARL STREET

                                    By:  /s/ John Urban
                                        ---------------------------
                                        Name:   JOHN URBAN
                                        Title:  AUTHORIZED SIGNER


                                    THE SUMITOMO TRUST & BANKING
                                    COMPANY, LTD., NEW YORK BRANCH

                                    By:  /s/ Suraj P. Bhatia
                                        ---------------------------
                                        Name:   SURAJ P. BHATIA
                                        Title:   SENIOR VICE PRESIDENT
                                               MANAGER, CORPORATE FINANCE DEPT.


                                    WHIPPOORWILL ASSOCIATES,
                                    INCORPORATED, as Agent

                                    By:  /s/ Shelby S. Werner
                                        ---------------------------
                                        Name:   SHELBY S. WERNER
                                        Title:  MANAGING DIRECTOR



                                    FOOTHILL CAPITAL CORPORATION

                                    By:  /s/ M. E.  Stearns
                                        ---------------------------
                                        M. Edward Stearns
                                        Vice President

                                  EXHIBIT A

                               SUBSIDIARIES OF
                       CORAM HEALTHCARE CORPORATION(1)

A. CORAM HEALTHCARE CORPORATION SUBSIDIARIES:

T(2) Medical, Inc.                              Curaflex Health Services, Inc.

HealthInfusion, Inc.                            H.M.S.S., Inc.

Medisys, Inc.

B. T(1) MEDICAL, INC. SUBSIDIARIES:


Coram Homecare of Minnesota, Inc. formerly known as Coram Healthcare Corporation of Virginia, formerly known as Atlantic Coast Home Therapeutics, Inc.

Columbia Home Therapeutics, Inc.

Coran Healthcare Corporation of Alabama, formerly known as Alabama Home Therapeutics, Inc.

Coram Homecare of Michigan, Inc., formerly known as Coram Healthcare Corporation of Central Florida, formerly known as Home Therpeutics of Florida, Inc.

Coram Healthcare Corporation of North Carolina, formerly known as Coram Healthcare Corporation of Charlotte, formerly known as North Carolina Home
Therapeutics, Inc.

Curaflex Health Services, Inc., formerly known as Coram
Healthcare Corporation of Georgia, formerly known as Georgia Home Therapeutics, Inc.

Coram Healthcare Corporation of Iowa, formerly known as Iowa Home Therapeutics, Inc.

Coram Healthcare Corporation of New Jersey, formerly known as Northern New Jersey Home Therapeutics, Inc.

Coram Healthcare Corporation of Northern Nevada, formerly known as TPN, Inc.


Coram Healthcare Corporation of Maryland, formerly
Baltimore Home Therapeutics, Inc.

Coram Healthcare Corporation of New Hampshire, formerly known as Columbus Home Therapeutics, Inc.

Coram Homecare of Arizona, Inc., formerly known as Coram Healthcare Corporation of Asheville, formerly known as Asheville Home Therapeutics, Inc.

Coram Homecare of Virginia, Inc., formerly known as Coram Healthcare Corporation of Central Virginia, formerly known as Central Virginia Home Therapeutics,
Inc.

Coram Healthcare Corporation of Connecticut, formerly known as Connecticut Home Therapeutics, Inc.

Coram Healthcare Corporation of Virginia, formerly known as Coram Healthcare Corporation of Greater
Washington, D.C., formerly known as Potomac Home
Therapeutics, Inc.

Coram Healthcare Corporation of Mississippi, formerly known as Mississippi Home Therapeutics, Inc.

Coram Healthcare Corporation of Northern California, formerly known as Lifesource, Inc.

Coram Healthcare Corporation of Ohio, formerly known as Coram Healthcare Corporation of Northern Ohio, formerly know as Cleveland Home Therapeutics, Inc.

- -------------------------
1 Effective upon consummation of the Caremark Acquisition

Coram Healthcare Corporation of Oklahoma, formerly known as Tulsa Home Therapeutics, Inc.

Coram Healthcare Corporation of Southern Florida, formerly known as Southwest Florida Home Therapeutics,
Inc.

Coram Healthcare Corporation of Tennessee, formerly known as Knoxville Home Therapeutics, Inc.

Coram Healthcare Corporation of Washington, formerly known as Puget Sound Home Therapeutics, Inc.

Coram Homecare of Nebraska, Inc. formerly known as Coram Healthcare Corporation of Western Kentucky, formerly known as Western Kentucky Home Therapeutics,
Inc.

Coram Healthcare Corporation of Pennsylvania, formerly known as Delaware Valley Home Therapeutics, Inc.

Heritage Medical Services of Georgia, Inc. (3)

Coram Healthcare Corporation of Indiana, formerly known as Indiana Home Therapeutics, Inc.

Coram Healthcare Corporation of Louisville, formerly known as Kentucky Home Therapeutics, Inc.

Coram Healthcare Corporation of Colorado, formerly known as Meridian Home Therapeutics, Inc.

Coram Healthcare Corporation of Idaho, formerly known as Metropolitan Home Therapeutics II, Inc.

Minnesota Home Therapeutics, Inc.

Coram Healthcare Corporation of Greater New York, formerly known as New York Home Therapeutics, Inc.

Coram Healthcare Corporation of Oregon, formerly known as Piedmont Home Therapeutics IV, Inc.

Coram Homecare of Northern California, formerly known as River City Nursing, Inc.

Coram Healthcare Corporation of Texas, formerly known as Southeast Home Therapeutics, Inc.

Coram Healthcare Corporation of Arizona, formerly known as Southern Arizona Home Therapeutics, Inc.

Coram Healthcare Corporation of Rhode Island, formerly known as Rhode Island Home Therapeutics, Inc.

Coram Healthcare Corporation of Southern Ohio, formerly known as Tri-State Home Therapeutics, Inc.

Coram Homecare of Wisconsin, Inc., formerly known as Coram Healthcare Corporation of Shenandoah Valley, formerly known as Shenandoah Home Therapeutics, Inc.

Coram Healthcare Corporation of Western Florida, formerly known as Sarasota Home Therapeutics, Inc.

Coram Healthcare Corporation of West Virginia, formerly known as Southern West Virginia Home Therapeutics, Inc.

Greater New York Home Therapeutics, Inc.

Coram Healthcare Corporation of Illinois, formerly known as Hunter Home Therapeutics, Inc.

Intracare Holdings Corporation

Litho Center Southwest, Inc. (3)

Coram Healthcare Corporation of Maine, formerly known as Merritt Home Therapeutics, Inc.

Coram Healthcare Corporation of Wisconsin, formerly known as Milwaukee Home Therapeutics, Inc.

Coram Healthcare Corporation of Louisiana, formerly known as New Orleans Home Therapeutics, Inc.

Coram Healthcare Corporation of South Carolina, formerly known as Piedmont Home Therapeutics, Inc.

Coram Homecare of South Carolina, Inc., formerly known as Professional Home Nursing, Inc.

Servicetrends, Inc.

Coram Healthcare Corporation of Kansas, formerly known as Southeast Home Therapeutics IV, Inc.

Coram Healthcare Corporation of Sand Diego, formerly known as Southern California Home Therapeutics, Inc.

- ------------
(2) Wholly owned subsidiary of T(2) Lithotripter Investment, Inc.

(3) Wholly owned subsidiary of T(2) Lithotripter Investment of Texas, Inc.


                                     A-2

Coram Healthcare Corporation of Nebraska, formerly known as Space Coast Home Therapeutics, Inc.

Coram Healthcare Corporation of Michigan, formerly known as Triad Home Therapeutics, Inc.

T(2) Lithotripter Investment, Inc.

Coram Healthcare Corporation of Delaware, formerly known as T(2) Medical Investments, Inc.

C. CURAFLEX HEALTH SERVICES, INC. SUBSIDIARIES:

Caremark Pharmacy Services, Inc., formerly known as
Pharmcor, Inc.

Clinical Homecare Corporation (6)


Coram Alternate Site Services, Inc., formerly Curaflex
Infusion Services, Inc.


Coram Healthcare Corporation of Southern California

Coram Healthcare Corporation of Utah, formerly known as Curaflex Home Solution, Inc.

Coram Healthcare Corporation of New York, formerly known as Curaflex of New York, Inc.

New Jersey Living Center, Inc.

Stratogen of Florida, Inc.

Stratogen of Rhode Island, Inc.

D. MEDYSIS, INC. SUBSIDIARIES:

American Home Therapies, Inc. [to be changed to Coram
Healthcare of Missouri]

CareVan Medical Systems of Ohio. Inc. (7)

PharmCare, Inc.

Coram Healthcare Corporation of Missouri, formerly known as St. Louis Home Therapeutics, Inc.

Coram Healthcare Corporation of New Mexico, formerly known as Tri-State Home Therapeutics III, Inc.

T(2) Lithotripter Investment of Indiana, Inc. (4)

Coram Homecare of Kansas, Inc., formerly known as Utah
Home Therapeutics, Inc.

CHC of New York, Inc. (5)

Comprehensive Pharmacy Home IV Services, Inc.

Coram Healthcare Corporation of North Texas, formerly known as Continuecare/Curaflex Health Services, Inc.

Coram Healthcare Corporation of Southern Nevada

Coram Healthcare Corporation of Massachusetts

HomeLine, Inc.

Orion Medical Services, Inc.

Stratogen of Palm Beach, Inc.

Coram Homecare of Illinois, Inc. formerly known as CareVan HomeCare of Illinois, Inc.

Coram Healthcare Corporation of Minnesota, formerly known as CareVan Medical Systems, Inc.


- -----------------------
4 Wholly owned subsidiary of T(2) Lithotripter Investments, Inc.

5 Wholly owned subsidiary of Clinical Homecare Corporation.

6 Wholly owned subsidiary of Curaflex Clinical Services, Inc.

7 88.2% owned by Medysis, Inc.


                                     A-3

E. HEALTHINFUSION, INC. SUBSIDIARIES:

Dickson Research Group, Inc., formerly known as Dickson
Gabbay Corporation

Healthinfusion of Mid-Atlantic, Inc.

F. H.M.S.S. Subsidiaries

Coram Homecare of Texas, Inc., formerly known as Coram
Healthcare Corporation of Texas, formerly known as H.M.S.S. of Texas, Inc.

H.M.S.S. Infusion Affiliates of Jacksonville, Inc.

First Circle, Inc. (8)

Hospicenter of Texas, Inc.

H.M.S.S. Infusion Affiliates, Inc.


- ---------------------------
3 Ceased operations 12/94.

                                     A-4